Exhibit 21.1

Name	State or Other Jurisdiction of Incorporation or Organization
Vacasa Holdings LLC	Delaware
V-Revolver Sub LLC	Delaware
TurnKey Vacation Rentals, LLC	Delaware
Vacasa LLC	Delaware
Vacasa Alabama LLC	Alabama
Vacasa Arizona LLC	Arizona
Vacasa Delaware LLC	Delaware
Vacasa Florida LLC	Florida
Vacasa Illinois LLC	Illinois
Vacasa Louisiana L.L.C.	Louisiana
Vacasa of Arkansas LLC	Arkansas
Vacasa Michigan LLC	Michigan
Vacasa Minnesota LLC	Minnesota
Vacasa Missouri LLC	Missouri
Vacasa Nevada LLC	Nevada
Vacasa North Carolina LLC	North Carolina
Vacasa New Hampshire LLC	New Hampshire
Vacasa New Mexico LLC	New Mexico
Vacasa New Jersey LLC	New Jersey
Vacasa New York LLC	New York
Vacasa Ohio LLC	Ohio
Vacasa Pennsylvania LLC	Pennsylvania
Vacasa Real Estate LLC	Delaware
Vacasa Rhode Island LLC	Rhode Island
Vacasa South Carolina LLC	South Carolina
Vacasa Tennessee LLC	Tennessee
Vacasa Vacation Rentals of Hawaii LLC	Hawaii
Vacasa Vacation Rentals of Montana LLC	Montana
Vacasa Virginia LLC	Virginia
Vacasa Wisconsin LLC	Wisconsin
Vacasa Wyoming LLC	Wyoming
Vacasa Association Management Solutions LLC	Oregon
Vacasa Association Management Solutions - Florida LLC	Florida
Vacasa Association Management Solutions - Mountain States LLC	Colorado
Vacasa del Pacífico Central de Costa Rica Limitada	Costa Rica
Vacasa Chile SpA	Chile
Vacasa Belize Ltd.	Belize
Vacasa Cascade LLC	Oregon
Vacasa Americas LLC	Oregon
Vacasa Vacation Rentals of Mexico S. de R.L. de C.V.	Mexico
Vacasa Canada ULC	British Columbia

Vacasa Real Estate Corporation	Delaware
Vacasa Seasonals Inc.	Delaware
ResortQuest Colorado, LLC	Delaware
ResortQuest Real Estate of Florida, LLC	Florida
ResortQuest Northwest Florida, LLC	Florida
Tops’l Club of NW Florida, LLC	Florida
Abbott & Andrews Realty, LLC	Florida
W - Acq. Vacation Rentals North America, LLC	Delaware
W - Acq. HQ, LLC	Delaware
Vacation Palm Springs Real Estate, Inc.	California
W - Acq. South Carolina, LLC	Delaware
W - Acq. Central Florida, LLC	Delaware
Atlantic Breeze Ocean Resort, LLC	South Carolina
GSH NC Resort Management, LLC	Virginia
Vacasa Real Estate Referrals LLC	Florida
W - Acq. Colorado, LLC	Delaware
Bay Watch, LLC	South Carolina
Hatteras Realty, LLC	North Carolina
Vacasa Colorado LLC	Colorado
W - Acq. Vacation Rentals HHI, LLC	Delaware
Camelot Ventures, LLC	South Carolina
Carolinian, LLC	South Carolina
Harbourgate Resort, LLC	South Carolina
The Tops’l Group, LLC	Florida
Patricia Grand Resort, LLC	South Carolina
Oreo Canadian Acquisition Parent, LLC	Delaware
Oreo Canadian Acquisition Subco Ltd.	British Columbia
Vacasa South Dakota LLC	South Dakota
ResortQuest Whistler Property Management, Inc.	British Columbia
Vacasa Employee Holdings LLC	Delaware
Vacation Rental Referrals LLC	Delaware
LJ Florida Property Services, LLC	Florida
Vacasa Oregon LLC	Delaware
RSP Solutions LLC	Delaware
Vacasa Prague s.r.o.	Czech Republic
Vacasa Referrals LLC	Delaware